UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) SERIES 1997
(Exact name of registrant as specified in its charter)

New York (state or other jurisdiction of incorporation)	333-25029 (Commission File Number)	36-7233686 (I.R.S. Employer Identification No.)

National Rural Utilities Cooperative Finance Corporation 20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 12, 2013, the Audit Committee of National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company”) as servicer for the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 (the “Trust”) approved the dismissal of Deloitte and Touche LLP (“Deloitte”) as the Trust’s independent registered public accounting firm.

Deloitte was notified of this action on November 15, 2013. Deloitte’s report on the Trust’s financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011, and through November 12, 2013, the date of Deloitte’s dismissal, (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the disclosure it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”).  The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not Deloitte agrees with the statements made herein. A copy of Deloitte’s letter dated November 18, 2013 is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) 16.1	Exhibits. Letter dated November 18, 2013 to the SEC from Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ J. ANDREW DON
      J. Andrew Don
      Senior Vice President and Chief Financial Officer

Dated:  November 18, 2013

Exhibit Index

Exhibit No.	Description

16.1	Letter dated November 18, 2013 to the SEC from Deloitte & Touche LLP.